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                                                                   Exhibit 99_7A

                         FORM OF DISTRIBUTION AGREEMENT
                         ------------------------------

     AGREEMENT dated as of the 1st day of May, 2003, as revised on November 3, 2004, May 1, 2005 and December 13, 2005, by and between METROPOLITAN SERIES FUND, INC., a Maryland corporation (the "Fund"), and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (the "Distributor").

                                   WITNESSETH:

     In consideration of the premises and covenants hereinafter contained, the Fund and the Distributor agree as follows:

     1. Distributor. The Fund hereby appoints the Distributor as general
        -----------
distributor of the Class A shares, the Class B shares, the Class D shares, the Class E shares and the Class F shares (each, a "Class") of each series of shares of common stock of the Fund listed on Schedule A attached hereto (each, a "Portfolio"). Upon the termination of this agreement with respect to any Class of shares of a Portfolio, the Fund's appointment of the Distributor as general distributor of such Class's shares shall expire. The Fund reserves the right to refuse at any time or times to sell any shares hereunder for any reason deemed adequate by the Board of Directors of the Fund.

     2. Sale and Payment. Under this agreement, the following provisions shall
        ----------------
apply with respect to the sale and payment for Fund shares:

     (a) The Distributor shall have the right, as principal, to purchase Fund shares from the Fund at their net asset value and to sell such shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. The Distributor shall also have the right, as principal, to sell shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor.

     (b) Prior to the time of delivery of any shares by the Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such shares. The Distributor shall retain so much of any sales charge or underwriting discount as is not allowed by it as a concession to dealers.

     3. Fees. For its services as general distributor of Fund shares, the
        ----
Distributor shall receive no compensation. However, for shareholder services provided to shareholders of Class B shares, Class D shares, Class E shares and Class F shares of any Portfolio, the Fund shall pay to the Distributor a fee either for compensation (or reimbursement of expenses) of the costs of distribution or as a shareholder service fee for personal service and/or maintenance of shareholder accounts ("Shareholder Services") to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets allocable to the Class B shares of each Portfolio, 0.10% of the average daily net assets allocable to the Class D shares of each Portfolio, 0.15% of the average daily net assets allocable to the Class E shares of each Portfolio, and 0.20% of the average daily net assets allocable to the Class F shares of each Portfolio, in each case pursuant to

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the distribution and service plan with respect to the Class B shares, Class D shares, Class E shares and Class F shares of each Portfolio (the "Distribution Plan"), as amended from time to time. The Fund hereby acknowledges that the Distributor intends to enter into agreements with one or more of its affiliates or other entities through which such affiliates and other entities will be obligated to provide certain Shareholder Services to the Fund.

     4. Net Asset Value Per Share. All subscriptions and sales of a Class's
        -------------------------
shares by the Distributor hereunder shall be at the net asset value per share of the respective Class in accordance with the provisions of the Articles of Incorporation and By-laws of the Fund and the applicable then-current prospectus and statement of additional information ("Prospectus") of the relevant Portfolio.

     5. Fund Issuance of Portfolio Shares. The delivery of shares of a Class
        ---------------------------------
shall be made promptly by a credit to a shareholder's open account for the applicable Class. The Fund reserves the right (a) to issue Portfolio shares at any time directly to the shareholders of the particular Portfolio as a share dividend or share split, (b) to issue to such shareholders shares of the particular Portfolio, or rights to subscribe to shares of such Portfolio, as all or part of any dividend that may be distributed to shareholders of such Portfolio or as all or part of any optional or alternative dividend that may be distributed to shareholders of such Portfolio and (c) to sell Portfolio shares in accordance with the current applicable Prospectus of the Portfolio.

     6. Repurchase. The Distributor shall act as agent for the Fund in
        ----------
connection with the repurchase of Portfolio shares by the Fund to the extent and upon the terms and conditions set forth in the current applicable Prospectus of the Portfolio, and the Fund agrees to reimburse the Distributor, from time to time upon demand, for any reasonable expenses incurred in connection with such repurchases.

     7. Undertaking Regarding Sales. The Distributor shall use reasonable
        ---------------------------
efforts to sell Portfolio shares but does not agree hereby to sell any specific number of Portfolio shares and shall be free to act as distributor of the shares of other investment companies. Portfolio shares will be sold by the Distributor only against orders therefor. The Distributor shall not purchase Portfolio shares from anyone except in accordance with Section 5 hereof and shall not take "long" or "short" positions in Portfolio shares contrary to the Articles of Incorporation or By-laws of the Fund. Portfolio shares shall be issued by the Fund, after payment therefor has been credited to the account of such Portfolio.

     8. Compliance. The Distributor shall conform to the Rules of Fair Practice
        ----------
and other applicable rules of the National Association of Securities Dealers, Inc. and NASD Regulation, Inc., and any applicable laws relating to the sale of securities of any jurisdiction in which it sells, directly or indirectly, any Portfolio shares. The Distributor agrees to make timely filings with the Securities and Exchange Commission ("SEC") in Washington, D.C., the National Association of Securities Dealers, Inc. and such other regulatory authorities as may be required, of any sales literature relating to the Fund and intended for distribution to prospective investors. The Distributor also agrees to furnish to the Fund sufficient copies of any agreements or plans it intends to use in connection with any sales of Portfolio shares in adequate time for the Fund to file and clear them with the proper authorities before they are put in use (which the Fund agrees

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to use its best efforts to do as expeditiously as reasonably possible), and not to use them until so filed and cleared.

     9. Registration and Qualification of Portfolio Shares. The Fund agrees to
        --------------------------------------------------
execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of qualifying and maintaining qualification of the Portfolio shares for sale under the so-called Blue Sky Laws of any state or for maintaining the registration of the Fund and of the Portfolio shares under the federal Securities Act of 1933 and the federal Investment Company Act of 1940 (the "1940 Act"); to the end that there will be available for sale from time to time such number of Portfolio shares as the Distributor may reasonably be expected to sell. The Fund shall advise the Distributor promptly of (a) any action of the SEC or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Fund or the Portfolio shares, or rights to offer the Portfolio shares for sale, and (b) the happening of any event which makes untrue any statement, or which requires the making of any change, in the registration statement or Prospectus of the Fund in order to make the statements therein not misleading.

     10. Distributor Independent Contractor. The Distributor shall be an
         ----------------------------------
independent contractor. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

     11. Expenses Paid by Distributor. While the Distributor continues to act as
         ----------------------------
agent of the Fund to obtain subscriptions for and to sell Fund shares, the Distributor shall pay the following with respect to all shares of each
Portfolio:

     (a) all expenses of printing (exclusive of typesetting) and distributing any prospectus for use in offering Fund shares for sale, and all other copies of any such prospectus used by the Distributor, and

     (b) all other expenses of advertising and of preparing, printing and distributing all other literature or material for use in connection with offering Fund shares for sale.

     12. Interests in and of Distributor. It is understood that any of the
         -------------------------------
shareholders, directors, officers, employees and agents of the Fund may be a shareholder, director, trustee, officer, employee or agent of, or be otherwise interested in, the Distributor, any affiliated person of the Distributor, any organization in which the Distributor may have an interest or any organization which may have an interest in the Distributor; that the Distributor, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Articles of Incorporation or By-laws of the Fund and the articles of organization or by-laws of the Distributor, or by specific provision of applicable law.

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     13. Effective Date and Termination. This Agreement shall become effective
         ------------------------------
as of the date stated above and

     (a) Unless otherwise terminated, this Agreement shall continue in effect with respect to the shares of each Class of each Portfolio so long as such continuation is specifically approved at least annually (i) by the Board of Directors of the Fund or by the vote of a majority of the votes which may be cast by shareholders of that Class and (ii) by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Distributor or the Fund and have no direct or indirect financial interest in the relevant Distribution Plan or in any agreement related to such Distribution Plan, cast in person at a meeting called for the purpose of voting on such approval.

     (b) This Agreement may at any time be terminated with respect to the shares of any Class of any Portfolio on sixty days' notice to the Distributor by vote of a majority of the Fund's Board of Directors then in office or by the vote of a majority of the votes which may be cast by shareholders of that Class.

     (c) This Agreement shall automatically terminate in the event of its assignment.

     (d) This Agreement may be terminated by the Distributor on ninety days' written notice to the Fund.

     Termination of this Agreement pursuant to this section shall be without payment of any penalty.

     14. Definitions. For purposes of this Agreement, the following definitions
         -----------
shall apply:

     (a) The "vote of a majority of the votes which may be cast by shareholders" of a Class means (1) 67% or more of the votes of that Class present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of such Class entitled to vote at such meeting are present; or (2) the vote of the holders of more than 50% of the outstanding shares of such Class entitled to vote at such meeting, whichever is less.

     (b) The terms "affiliated person," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

     15. Amendment. This Agreement may be amended at any time with respect to
         ---------
the shares of any Class of any Portfolio by mutual consent of the parties, provided that such consent on the part of such Class shall be approved (i) by the Board of Directors of the Fund or by vote of a majority of the votes which may be cast by shareholders of such Class and (ii) by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Distributor or the Fund and have no direct or indirect financial interest in the relevant Distribution Plan or in

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any agreement related to such Distribution Plan, cast in person at a meeting called for the purpose of voting on such approval.

     16. Applicable Law and Liabilities. This Agreement shall be governed by and
         ------------------------------
construed in accordance with the laws of The Commonwealth of Massachusetts. All sales hereunder are to be made, and title to the Portfolio shares shall pass, in Boston, Massachusetts.

     17. Limited Recourse. The Distributor hereby acknowledges that the Fund's
         ----------------
obligations hereunder with respect to the shares of any Portfolio are binding only on the assets and property belonging to such Portfolio.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on this the 13th day of December 2005.

                                        METROPOLITAN SERIES FUND, INC.


                                        By
                                           -------------------------------------
                                           John F. Guthrie, Jr.
                                           Senior Vice President


                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        By
                                           -------------------------------------
                                           Hugh C. McHaffie
                                           Senior Vice President

HISTORY:
--------

   Revised November 3, 2004 to update Portfolios in Schedule A
   Revised May 1, 2005 to update Portfolios in Schedule A
   Revised December 13, 2005 to add Class D and Class F share classes

                                       5

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                                   SCHEDULE A

BlackRock Money Market Portfolio

Salomon Brothers Strategic Bond Opportunities Portfolio

Salomon Brothers U.S. Government Portfolio

BlackRock Bond Income Portfolio

MFS Total Return Portfolio

BlackRock Legacy Large Cap Growth Portfolio

Capital Guardian U.S. Equity Portfolio

Davis Venture Value Portfolio

FI Value Leaders Portfolio

Harris Oakmark Focused Value Portfolio

Jennison Growth Portfolio

Loomis Sayles Small Cap Portfolio

MFS Investors Trust Portfolio

Zenith Equity Portfolio

MetLife Conservative Allocation Portfolio

MetLife Conservative to Moderate Allocation Portfolio

MetLife Moderate Allocation Portfolio

MetLife Moderate to Aggressive Allocation Portfolio

MetLife Aggressive Allocation Portfolio